Exhibit 10.2

DEBT SETTLEMENT AGREEMENT

This Debt Settlement Agreement (the “Agreement”), effective this 31st day of December 2016, is by and between Creative Medical Health, Inc., a Delaware corporation (hereinafter the “Debtor”), and Henry Baldenegro, an individual (hereinafter the “Creditor”).

RECITALS:

WHEREAS, on October 15, 2014, the Debtor issued to the Creditor a Promissory Note (the “2014 Note”) in the principal amount of $76,264.32, a copy of which is attached as Exhibit A hereto;

WHEREAS, on May 13, 2015, the Debtor issued to the Creditor a Promissory Note (the “2015 Note”) in the principal amount of $78,273.62, a copy of which is attached as Exhibit B hereto;

WHEREAS, on September 30, 2016, the Debtor issued to the Creditor a Promissory Note (the “2016 Note” and, together, with the 2014 Note and the 2015 Note, the “Notes”) in the principal amount of $96,266.85, a copy of which is attached as Exhibit C hereto;

WHEREAS, as of the date hereof, the amount owed by the Debtor under the Notes, including all principal and accrued interest, is $293,560.91;

WHEREAS, the Debtor is the parent company of Creative Medical Technology Holdings, Inc., a Nevada company (“CELZ”) which is also a public company whose shares of Common Stock are quoted on the OTC Markets under the symbol “CELZ;”

WHEREAS, the Debtor is the owner of 2,935,609 shares of Common Stock of CELZ (the “Shares”);

WHEREAS, the Debtor is the owner of 293,561 additional shares of Common Stock of CELZ (the “Option Shares”); and

WHEREAS, in lieu of cash payment of the Notes by the Debtor, the Creditor wishes to receive the Shares and an option to purchase the Option Shares as full and complete satisfaction of the Notes.

NOW, THEREFORE, in consideration of the terms and conditions of this Agreement, the parties hereto agree as follows:

1.       Sale of Shares. For and in satisfaction of the monies owed by the Debtor to the Creditor under the Notes, the Creditor hereby accepts the Shares of CELZ valued at $0.10 per share.

2.       Option to Purchase Additional Shares. In addition to the sale of the Shares to Creditor, for and in complete satisfaction of the monies owed by the debtor to the Creditor under the Notes, the Debtor hereby grants to the Debtor an option to purchase the Option Shares at an exercise price of $0.10 per share (the “Option”).

a.       Manner of Exercise. The Option may be exercised in whole or in part at any time prior to 5 p.m., Mountain time, on August 1, 2019, by delivery of the following to Debtor at 2007 W Peoria Avenue, Phoenix , AZ 85029, email: timwarbington@yahoo.com (such address, or such other address as Debtor may from time to time designate by notice in writing to the Creditor, being referred to as the “Principal Office”): (i) an executed Notice of Exercise in the form attached hereto as Exhibit D; and (ii) payment of the purchase price in cash by wire transfer or check. Upon the Creditor’s exercise of the rights represented by this Agreement, a certificate for the Option Shares so purchased, registered in the name of the Creditor or a Person affiliated with the Creditor, if the Creditor so designates, shall be transferred and delivered to the Creditor or such Person within a reasonable time after the rights represented by this Agreement shall have been so exercised. The Person in whose name any certificate for Option Shares is to be transferred upon exercise of the Option shall be deemed to have become the holder of record of such Option Shares on the date on which the Option was exercised and payment of the purchase price was made, irrespective of the date of delivery of such certificate or certificates, except that, if the date of such surrender and payment is a date when the stock transfer books of CELZ are closed, such Person shall be deemed to have become the holder of record of such Option Shares at the close of business on the next succeeding date on which the stock transfer books are open.

b.       Charges, Taxes and Expenses. The transfer of certificates for the Option Shares shall be made without charge to the Creditor for any issue or transfer tax or other incidental expense in respect of the issuance of such certificate, all of which taxes and expenses shall be paid by the Debtor; provided that in the event certificates for the Option Shares are to be issued in a name other than the name of the Creditor, the Debtor may require, as a condition thereto, the payment of a sum sufficient to reimburse it for any transfer tax incidental thereto.

c.       Stock Dividends, Distributions, Subdivisions and Combinations. If CELZ shall: (i) pay a stock dividend or otherwise make a distribution or distributions on Common Shares in Common Shares, (ii) subdivide outstanding Common Shares into a larger number of shares, or (iii) combine (including by way of reverse stock split) outstanding Common Shares into a smaller number of shares, then (A) the Option Shares shall be multiplied by a fraction of which the numerator shall be the number of Common Shares outstanding before such event and of which the denominator shall be the number of Common Shares outstanding after such event and (B) the number of Option Shares issuable upon exercise of the Option, shall be proportionately adjusted. Any adjustment made pursuant to this Section 2(c) shall become effective immediately after the record date for the determination of stockholders entitled to receive such a dividend or distribution or, in the case of such a subdivision, combination or reclassification, immediately after the effective date.

d.       Calculation and Notice of Adjustment to Option Shares. Whenever an adjustment to the Option Shares or other terms of the Option is effected pursuant to this Section 2, Debtor shall thereafter promptly mail to the Holder a notice setting forth the Option Shares and other terms of such adjustment and setting forth a brief statement of the facts requiring such adjustment.

3.       Closing Requirements. Upon the execution of the Agreement by the parties, the Creditor shall deliver to the Debtor the cancelled Notes and Debtor shall irrevocably direct the transfer agent of CELZ to transfer the Shares and Option Shares in compliance with the terms of this Agreement.

4.       Exemption from Registration. It is the intention of the parties to this Agreement, that the transactions contemplated by this Agreement be a private sale of securities that is exempt from the registration and prospectus delivery requirements of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to the satisfaction of the conditions for Section 4(a)(7) exemption and/or the so-called “Section 4(a)(1 1/2)” private resale exemption.

5.       Forgiveness of Debt. The Creditor, for himself, and for his heirs, executors, administrators, and assigns, as applicable, shall, and does, accept, receive, and take the Shares and the Option from the Debtor as full and complete satisfaction of the Notes, including interest thereon and penalties, if any, as applicable owed to him by the Debtor.

6.       Representations and Warranties of the Debtor. The Debtor represents and warrants to the Creditor as set forth below. These representations and warranties are made as an inducement for the Creditor to enter into this Agreement and, but for the making of such representations and warranties and their accuracy, the Creditor would not be a party hereto.

a.       Organization and Good Standing. The Debtor is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware with full power and authority to enter into and perform the transactions contemplated by this Agreement.

b.       Performance of This Agreement. The execution and performance of this Agreement and the sale of the Shares and the granting of the Option contemplated hereby have been duly authorized by the board of directors of the Debtor.

c.       The Shares and Option Shares. The Debtor is the record and beneficial owner of the Shares and the Option Shares and the Shares and Option Shares are not the only shares of Common Stock owned by the Seller or any of its affiliates. Except for this Agreement, there is no agreement, arrangement or understanding with any other Person regarding the sale or transfer of any Shares or Option Shares, and there exist no liens, claims, options, proxies, voting agreements, charges or encumbrances of any kind affecting the Shares or Option Shares. Upon transfer of the Shares and Option Shares to the Creditor, the Creditor will acquire ownership of the Shares and Option Shares, free and clear of all liens, claims, options, proxies, voting agreements, charges or encumbrances of any kind affecting the Shares and the Option Shares. The Debtor represents (a) it acquired the Shares and the Option Shares for investment purposes only and not with a view toward distribution or resale in violation of any applicable securities laws, and (b) that it is selling the Shares and will only sell the Option Shares, as principal, for its own account and not as a broker or agent for another party. As used in this Agreement, the term “Person” shall be construed broadly to mean any natural person, corporation, general partnership, limited partnership, limited liability company, union, association, court or government agency, board or other entity or instrumentality. From the date hereof until August 1, 2019, the Debtor will continue to own the Option Shares free of encumbrances.

d.       Accuracy of All Statements Made by the Debtor. No representation or warranty by the Debtor in this Agreement, nor any statement, certificate, schedule, or exhibit hereto furnished or to be furnished by the Debtor pursuant to this Agreement, nor any document or certificate delivered to the Creditor pursuant to this Agreement or in connection with actions contemplated hereby, contains or shall contain any untrue statement of material fact or omits to state or shall omit to state a material fact necessary to make the statements contained therein not misleading.

e.       Conflicts. The execution, delivery and performance of this Agreement will not (i) violate, conflict with, or result in the breach, acceleration, default or termination of, or otherwise give any other contracting party the right to terminate, accelerate, modify or cancel any of the terms, provisions, or conditions of any material agreements or instrument to which the Debtor is a party or by which its assets may be bound, or (ii) constitute a violation of any material applicable law, rule or regulation, or of any judgment, order, injunctive, award or decree of any court, administrative agency or other governmental authority applicable to the Debtor.

f.       Broker’s Fees. The Debtor has no liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement.

g.      Information.

(1)       The Debtor represents, warrants and acknowledges that it: (a) is a sophisticated seller with respect to the Shares, (b) has adequate information concerning the Shares, (c) has conducted, to the extent it deemed necessary, an independent investigation of such matters as, in its judgment, is necessary for it to make an informed investment decision with respect to the sale of the Shares to the Creditor and with respect to the Creditor as the purchaser of the Shares, and (d) has not relied upon the Creditor for any investigation into, assessment of, or evaluation with respect to the sale of the Shares to the Creditor or with respect to the Creditor as the purchaser of the Shares.

(2)       The Debtor acknowledges that it has been afforded (i) the opportunity to receive information about CELZ and its financial condition, results of operations, business, properties, management and prospects (including access to all of CELZ’s filings with the SEC), and (ii) the opportunity to ask such questions of, and to receive answers from, representatives of CELZ concerning such information, in each case sufficient to enable it to evaluate a decision to sell the Shares to the Creditor.

h.      No General Solicitation. The Shares are being offered without prior advertising or general solicitation based on a significant preexisting relationship between the parties.

7.       Representations and Warranties of the Creditor. The Creditor represents and warrants to the Debtor as set forth below. These representations and warranties are made as an inducement for the Debtor to enter into this Agreement and, but for the making of such representations and warranties and their accuracy, the Debtor would not be a party hereto.

a.       No Assignment or Transfer of Debt. The Creditor is the sole owner and holder of the Notes and has not bargained, sold, assigned, conveyed, or otherwise transferred any interest in the Notes, owed by the Debtor to the Creditor.

b.      Accredited Investor. The Creditor represents that he is an “accredited investor” as defined in Regulation D under the Securities Act.

c.       Restricted Securities. The Creditor understands that the Shares and the Option Shares to be sold to him will not have been registered pursuant to the Securities Act, or any state securities act, and thus will be restricted securities as defined in Rule 144 promulgated by the Securities and Exchange Commission (the “SEC”). Therefore, under current interpretations and applicable rules, he will be required to retain the Shares and the Option Shares for a period of at least six months from the time the of the sale and at the expiration of such holding period his sales may be confined to brokerage transactions of limited amounts requiring certain notification filings with the SEC and such disposition may be available only if CELZ is current in its filings with the SEC under the Securities Exchange Act of 1934, as amended, or other public disclosure requirements.

d.       Experience; Non-distributive Intent. The Creditor is an existing stockholder of CELZ and has sufficient knowledge and experience in investing in companies similar to CELZ so as to be able to evaluate the risks and merits of its investment in the Shares and the Option Shares and is able financially to bear the risks thereof. The Creditor acknowledges that the Shares are acquired and the Option Shares will be acquired for his own account and not with the present view towards the distribution thereof and he will not dispose of the Shares or Option Shares except (i) pursuant to an effective registration statement under the Securities Act, or (ii) in any other transaction which, in the opinion of counsel acceptable to CELZ, is exempt from registration under the Securities Act, or the rules and regulations of the SEC thereunder, and that an appropriate legend will be placed upon each of the certificates representing the Shares and the Option Shares, and stop transfer instructions shall be placed with the transfer agent for the securities.

e.       Limitations on Transfer of Shares and the Option Shares. The Creditor acknowledges that he is aware that there are substantial restrictions on the transferability of the Shares and the Option Shares. Since the Shares and the Option Shares will not be registered under the Securities Act or any applicable state securities laws, the Shares and the Option Shares may not be, and the Creditor agrees that they shall not be, transferred unless the Shares and Option Shares are registered under the Securities Act and state securities laws or unless such sale is exempt from such registration under the Securities Act and any other applicable state securities laws or regulations.

f.       Accuracy of All Statements Made by the Creditor. No representation or warranty by the Creditor in this Agreement, nor any statement, certificate, schedule, or exhibit hereto furnished or to be furnished by the Creditor pursuant to this Agreement, nor any document or certificate delivered to the Debtor pursuant to this Agreement or in connection with actions contemplated hereby, contains or shall contain any untrue statement of material fact or omits to state or shall omit to state a material fact necessary to make the statements contained therein not misleading.

g.       Conflicts. The execution, delivery and performance of this Agreement will not (i) violate, conflict with, or result in the breach, acceleration, default or termination of, or otherwise give any other contracting party the right to terminate, accelerate, modify or cancel any of the terms, provisions, or conditions of any material agreements or instrument to which the Creditor is a party or by which his assets may be bound, or (ii) constitute a violation of any material applicable law, rule or regulation, or of any judgment, order, injunctive, award or decree of any court, administrative agency or other governmental authority applicable to the Creditor.

h.       Broker’s Fees. The Creditor has no liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement.

i.       No General Solicitation. The Shares and the Option Shares are being offered without prior advertising or general solicitation based on a significant preexisting relationship between the parties.

8.       Miscellaneous Provisions.

a.       Default Costs. Should any party to this Agreement default in any of the covenants, conditions, or promises contained herein, the defaulting party shall pay all costs and expenses, including a reasonable attorney’s fee, which may arise or accrue from enforcing this Agreement, or in pursuing any remedy provided hereunder or by the statutes of the State of California.

b.       Rights Are Cumulative. The rights and remedies granted to the parties hereunder shall be in addition to and cumulative of any other rights or remedies either may have under any document or documents executed in connection herewith or available under applicable law. No delay or failure on the part of a party in the exercise of any power or right shall operate as a waiver thereof nor as an acquiescence in any default nor shall any single or partial exercise of any power or right preclude any other or further exercise thereof or the exercise of any other power or right.

c.       Waiver and Amendment. Neither this Agreement nor any provision hereof may be changed, waived, terminated or discharged orally, but only by an instrument in writing signed by the party against whom enforcement of the change, waiver, termination or discharge is sought.

d.       Notices. All communications provided for herein shall be in writing and shall be deemed to be given or made on (a) the date of delivery, if delivered in person, by nationally recognized overnight delivery service, or by facsimile, or (b) three days after mailing if mailed from within the continental United States by registered or certified mail, return receipt requested, to the party entitled to receive the same, if to the initial parties hereto, to the address first above written, or at such other address or facsimile number as shall be designated by any party hereto in written notice to the other party hereto delivered pursuant to this Paragraph.

e.       Governing Law. This Agreement and the rights and duties of the parties hereto shall be construed and determined in accordance with the laws of the State of Arizona, and any and all actions to enforce the provisions of this Agreement, shall be brought in a court of competent jurisdiction in the State of Arizona and in no other place.

f.       Successors and Assigns. This Agreement shall be binding upon the parties and their successors and assigns and shall inure to the benefit of the other parties and successors and assigns.

g.       Counterparts. This Agreement may be executed in any number of counterparts and all such counterparts taken together shall be deemed to constitute one instrument.

h.       Entire Agreement. This Agreement constitutes the entire understanding between the parties hereto with respect to the subject matter hereof and supersedes all negotiations, representations, prior discussions, and preliminary agreements between the parties hereto relating to the subject matter of this Agreement.

i.        Interpretation of Agreement. This Agreement shall be interpreted and construed as if equally drafted by all parties hereto.

j.        Survival of Covenants, Etc. All covenants, representations and warranties made herein shall survive the making of this Agreement and shall continue in full force and effect until the obligations of this Agreement have been fully satisfied.

k.       Partial Invalidity. If any term of this Agreement shall be held to be invalid or unenforceable, such term shall be deemed to be severable and the validity of the other terms of this Agreement shall in no way be affected thereby.

l.        Headings. The descriptive headings of the various Sections or parts of this Agreement are for convenience only and shall not affect the meaning or construction of any of the provisions hereof.

m.      Number and Gender. Wherever from the context it appears appropriate, each term stated in either the singular or the plural shall include the singular and the plural, and pronouns stated in either the masculine, the feminine, or the neuter gender shall include the masculine, feminine, and neuter.

n.       Full Knowledge. By their signatures, the parties acknowledge that they have carefully read and fully understand the terms and conditions of this Agreement, that each party has had the benefit of counsel, or has been advised to obtain counsel, and that each party has freely agreed to be bound by the terms and conditions of this Agreement.

[Signature Page to Follow]

IN WITNESS WHEREOF, the undersigned have executed and delivered this Agreement the day and year first above written.

DEBTOR:	Creative Medical Health, Inc.

	By:	/s/ Timothy Warbington
Timothy Warbington, Chief Executive Officer

CREDITOR:	/s/ Henry Baldenegro
Henry Baldenegro, Individually

EXHIBIT A

[Promissory Note dated October 15, 2014 in the Principal Amount of $76,264.32]

EXHIBIT B

[Promissory Note dated May 13, 2015 in the Principal Amount of $78,273.62]

EXHIBIT C

[Promissory Note dated September 30, 2016 in the Principal Amount of $96,266.85]

EXHIBIT D

NOTICE OF WARRANT EXERCISE

Date: _________________

To: CREATIVE MEDICAL HEALTH, INC.

The undersigned registered holder (the “Holder”) of the attached Common Stock Purchase Option (the “Option”) of Creative Medical Health, Inc. (“CMH”) hereby elects to purchase: _________________________ shares (the “Acquired Option Shares”) of common stock of Creative Medical Technology Holdings, Inc., a Nevada corporation (“CELZ”) owned by CMH pursuant to the terms of the Debt Settlement Agreement dated effective December 31, 2016 by and among the Holder and CMH (the “Agreement”) and tenders herewith payment of the purchase price in full. The Holder confirms that the Holder is an “accredited investor” as defined in Regulation D under the Securities Act of 1933, as amended (the “Act”), or otherwise meets the requirements of an exemption from the registration requirements of the Act.

Name of Holder (please print or type)	Henry Baldenegro

Signature of Holder